UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 21, 2021

MOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Current Report of MoSys, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021, the Company and its newly formed subsidiaries, 2864552 Ontario Inc. and 2864555 Ontario Inc., both corporations existing under the laws of the province of Ontario, and Peraso Technologies Inc., a corporation existing under the laws of the province of Ontario (“Peraso”), (collectively, the “Parties”) entered into an Arrangement Agreement (the “Agreement”), on September 14, 2021.

Effective as of October 21, 2021, the Parties amended the Agreement and entered the First Amending Agreement (the “Amendment”). The Amendment provides for the supplementing of the definition of Peraso Convertible Debentures in Section 1.1 of the Agreement and Section 1.1 of the Plan of Arrangement attached as Schedule A to the Agreement with any additional secured convertible debentures of Peraso issued following the date of the Agreement and prior to the Effective Time, as defined in the Agreement. The Amendment further contains customary miscellaneous provisions.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	First Amending Agreement dated October 21, 2021
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: October 22, 2021	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer